UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 11, 2020 (December 10, 2020)

SAExploration Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35471	27-4867100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13645 N. Promenade Blvd. Stafford, Texas		77477
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (281) 258-4400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act: None.

Item 1.03	Bankruptcy or Receivership.

As previously reported by SAExploration Holdings, Inc. (“SAExploration,” the “Company,” “we,” “our,” and “us”) on August 27, 2020 (the “Petition Date”), the Company and certain of its wholly-owned direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions (collectively, the “Petition,” and the cases commenced thereby, the “Chapter 11 Cases”) seeking relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Court”) to pursue a Chapter 11 plan of reorganization (as amended, restated, supplemented or otherwise modified from time to time, the “Plan”) under the caption In re SAExploration Holdings, Inc. et. al. (Case No. 20-34306).

On December 10, 2020, the Court entered an order (the “Confirmation Order”) confirming the Plan under Chapter 11 of the Bankruptcy Code.

The Debtors expect that the effective date of the Plan will occur as soon as all conditions precedent to the Plan have been satisfied (defined in the Plan as the “Effective Date”). Although the Debtors are targeting the occurrence of the Effective Date on or before December 31, 2020, the Debtors can make no assurances as to when, or ultimately if, the Plan will become effective. It is also possible that technical amendments could be made to the Plan.

The following is a summary of the material terms of the Plan. The summary highlights only certain substantive provisions of the Plan and is not intended to be a complete description of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan and Confirmation Order, which are attached hereto as Exhibits 2.1 and 99.1, respectively, and incorporated herein by reference.

The Plan of Reorganization and Treatment of Claims and Interests

The Plan provides that, among other things, on the Effective Date:

•

The Company’s existing (i) common stock, (ii) Series A Warrants, Series B Warrants, Series C Warrants, Series D Warrants, Series E Warrants and Series F Warrants to purchase common stock of the Company and (iii) right to receive additional Series A Warrants, Series B Warrants, Series C Warrants, Series D Warrants, Series E Warrants and Series F Warrants to purchase common stock of the Company (collectively, the “Company Interests”) will be extinguished, and holders of Company Interests will not receive or retain any distribution, property or other value on account of or consideration in respect of their Company Interests.

•

Holders of allowed priority claims (other than a secured tax claim or an administrative claim) will receive either: (i) payment in full, in cash, of the unpaid portion of such claim or (ii) such other treatment as may otherwise be agreed to by such holder, the Debtors, and the Requisite Creditors (as defined in the Plan).

•

Holders of secured claims (other than secured tax claims, Credit Agreement Claims, Term Loan Claims or Convertible Notes Claims) will receive, at the Debtors’ election with the consent of the Requisite Creditors, either: (i) cash equal to the full allowed amount of such claim, (ii) reinstatement of such holder’s claim, or (iii) the return or abandonment of the collateral securing such claim to such holder.

•

Holders of secured tax claims will receive, at the Debtor’s election with the consent of the Requisite Creditors, either (i) cash equal to the full allowed amount of its claim, (ii) reinstatement of such holder’s secured tax claim, or (iii) the return or abandonment of the collateral securing such claim to such holder.

•

Holders of claims (the “Credit Agreement Claims”) arising on account of the Third Amended and Restated Credit and Security Agreement, dated as of September 26, 2018 (as amended from time to time), among SAExploration Inc., the guarantors party thereto, Cantor Fitzgerald Securities, as administrative agent and collateral agent, and the lenders party thereto will be allowed in the aggregate principal amount of $20,500,000.00, plus any accrued and unpaid interest thereon (“Accrued Interest”). Each holder of a Credit Agreement Claim will receive (i) its pro rata share (measured by reference to the aggregate amount of Credit Agreement Claims) of participation in the Second Lien Exit Facility (as defined in the Plan) in an amount equal to such allowed Credit Agreement Claim, (ii) the right to purchase pursuant to the Rights Offering (as defined in the Plan) up to its pro rata share (measured by reference to the aggregate amount of Credit Agreement Claims and the aggregate amount of Term Loan Claims) of (A) the term loans under the First Lien Exit Facility (as defined in the Plan) and (B) the New First Lien Exit Facility Equity (as defined in the Plan), and (iii) the payment in full in cash on the Effective Date of all Accrued Interest as of the Effective Date.

•

Holders of claims (the “Term Loan Claims”) arising on account of the Term Loan and Security Agreement, dated as of June 29, 2016 (as amended from time to time), among the Company, the guarantors party thereto, Delaware Trust Company, as administrative agent and collateral agent, and the lenders party thereto, will be allowed in the aggregate principal amount of $29,000,000 plus accrued and unpaid interest thereon, fees, expenses and other obligations relating to such claims payable through the Petition Date. Each holder of a Term Loan Claim will receive (i) its pro rata share (measured by reference to the aggregate amount of Term Loan Claims) of 100% of the common stock in the reorganized company (the “New Equity”) under the Plan, subject to dilution by (A) the New First Lien Exit Facility Equity, (B) New Equity issued pursuant to the First

Lien Exit Facility Put Option Premium (as defined in the Plan) and (C) awards related to New Equity issued under the post-Effective Date management incentive plan, and (ii) the right to purchase pursuant to the Rights Offering up to its pro rata share (measured by reference to the aggregate amount of Term Loan Claims and the aggregate amount of Credit Agreement Claims) of (A) the term loans under the First Lien Exit Facility and (B) the New First Lien Exit Facility Equity.

•

Claims (the “Convertible Notes Claims”) arising on account of the Company’s 6.00% Senior Secured Convertible Notes due 2023 will be discharged, cancelled, released and extinguished, and will be of no further force or effect. No distribution will be made on account of any Convertible Notes Claims.

•	Claims (the “PPP Loan Claims”) relating to the unsecured note dated as of May 8, 2020, between SAExploration Inc. and Texas Champions Bank will be reinstated.

•

Holders of general unsecured claims will be discharged, cancelled, released and extinguished, and will be of no further force or effect. No distribution will be made on account of any general unsecured claims.

•

Any claim against a Debtor pursuant to section 510(b) of the Bankruptcy Code (a “Section 510(b) Claim”) will be discharged, canceled, released, and extinguished and will be of no further force or effect, and holders of Section 510(b) Claims will not receive any distribution on account of such Section 510(b) Claims.

•

Intercompany claims will be reinstated or, at the Reorganized Debtors’ (as defined in the Plan) option, cancelled. No distribution will be made on account of any intercompany claims other than in the ordinary course of business of the Reorganized Debtors, as applicable.

•	Intercompany interests will be reinstated or, at the Reorganized Debtors’ option, cancelled. No distribution will be made on account of any intercompany interests.

Unless otherwise specified, the treatment set forth in the Plan and Confirmation Order will be in full satisfaction of all claims against and interests in the Debtors, which will be discharged on the Effective Date.

Additional information regarding the classification and treatment of claims and interests can be found in Article III of the Plan.

Capital Structure

Pursuant to the Plan, the Company Interests outstanding immediately before the Effective Date will be cancelled and of no further force or effect after the Effective Date. As of December 1, 2020, there were 6,612,332 shares of common stock and 154,376 Series A Warrants, 154,376 Series B Warrants, 3,122,417 Series C Warrants, 4,734,991 Series D Warrants, 25,319,122 Series E Warrants and 517,135 Series F Warrants outstanding. Under the Plan, the Debtors’ new organizational documents will become effective on the Effective Date. The Company’s new organizational documents will authorize the Company to issue New Equity, certain of which will be issued pursuant to the Plan, in the amounts, and on the terms, set forth in the Plan on the Effective Date. In addition, on the Effective Date, the Company will enter into a stockholders agreement and registration rights agreement with certain holders of the New Equity.

Settlement, Releases and Exculpations

The Plan incorporates an integrated compromise and settlement of claims. Unless otherwise specified, the settlement, distributions, and other benefits provided under the Plan, including the discharge, release exculpation, and injunction provisions included therein, are in full satisfaction of all claims and causes of action that could be asserted.

The Plan provides discharge, release, exculpation, and injunction provisions for the benefit of the Debtors, certain of the Debtors’ claimholders, other parties in interest and various parties related thereto, each in their capacity as such, from various claims and causes of action, as further set forth in Article VIII of the Plan.

Certain Information Regarding Assets and Liabilities of the Company

Information regarding the assets and liabilities of the Company as of the most recent practicable date is hereby incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2020, filed with the Securities and Exchange Commission on November 16, 2020.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this Current Report on Form 8-K are forward looking statements. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected.

Among those risks, trends and uncertainties are: (i) the Company’s ability to obtain Court approval with respect to motions or other requests made to the Court in the Chapter 11 Cases, including maintaining strategic control as debtor-in-possession; (ii) the ability of the Company and its subsidiaries to consummate the Plan; (iii) the effects of the Company’s bankruptcy filing on the Company and on the interests of various constituents; (iv) Court rulings in the Chapter 11 Cases in general; (v) the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the proceedings; (vi) risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to consummate the Plan; (vii) the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity or results of operations; (viii) increased advisory costs to execute the Company’s reorganization; (ix) the impact on the Company’s ability to access the public capital markets; and (x) other factors disclosed by the Company from time to time in its filings with the Securities and Exchange Commission, including those described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company does not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Debtors’ Second Amended Chapter 11 Plan of Reorganization, as modified on December 8, 2020 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 9, 2020)

99.1	Ordering Confirming Chapter 11 Plan of Reorganization for SAExploration Holdings, Inc. and Its Debtor Affiliates

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2020

SAEXPLORATION HOLDINGS, INC.

/s/ John A. Simmons
John A. Simmons
Chief Financial Officer and Vice President